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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported):

                                 March 9, 2000


               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other Jurisdiction of Incorporation)

                                   333-62449
                           (Commission File Number)

                                  51-0337491
                     (I.R.S. Employer Identification No.)

               Navistar Financial Retail Receivables Corporation
                               2850 W. Golf Road
                          Rolling Meadows, IL  60008
          (Address of principal executive offices,including Zip Code)

      Registrant's telephone number, including area code:  (847) 734-4275

 Former name or former address, if changed since last report:  Not applicable

                        Exhibit Index appears on Page 4
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Item 5. Other Matters

          On March 9, 2000, the Registrant, a wholly-owned subsidiary of Navistar Financial Corporation ("NFC"), purchased a pool of and retail loans evidenced by notes secured by medium- and heavy-duty trucks, buses and trailers with an aggregate outstanding principal balance as of February 1, 2000 of $380,843,908.73 (collectively, the "Initial Receivables") from NFC for a purchase price equal to the principal balance of the Initial Receivables as of February 1, 2000.

          On March 13, 2000, the Registrant purchased a pool of retail loans evidenced by notes secured by medium- and heavy-duty trucks, buses and trailers with an aggregate outstanding principal balance as of March 1, 2000 of $74,413,256.03 (collectively, the "First Subsequent Receivables") from NFC for a purchase price equal to the principal balance of the Subsequent Receivables as of March 1, 2000.

          On March 20, 2000, the Registrant purchased a pool of retail loans evidenced by medium- and heavy-duty trucks, buses and trailers with an aggregate outstanding principal balance as of March 13, 2000 of $19,742,098.37 (collectively, the "Second Subsequent Receivables," together with the First Subsequent Receivables, the "Subsequent Receivables" and, together with the Initial Receivables and the First Subsequent Receivables, the "Receivables") from NFC for a purchase price equal to the principal balance of the Second Subsequent Receivables as of March 13, 2000.

          The Registrant paid a portion of the purchase price of the Receivables from the net cash proceeds of the issuance of the securities (as described below) and paid the remainder with an intercompany advance from NFC.

          Upon the transfer of the Initial Receivables, the Registrant immediately transferred the Initial Receivables to Chase Manhattan Bank Delaware, not in its individual capacity but solely as Owner Trustee of the Navistar Financial 2000-A Owner Trust (the "Owner Trustee") in exchange for the Notes described below. The Owner Trustee issued five classes of notes (the "Notes") backed by the Receivables. The net cash proceeds of the issuance of the Notes were $473,988,227.26. A portion of the net cash proceeds were used to pay approximately $500,000 of transaction fees and expenses, to fund a $18,090,085.66 deposit into a reserve account as credit support for the Receivables and to fund a $94,156,091.27 deposit into a pre-funding account as funds for the purchase of the Subsequent Receivables. The balance of the net cash proceeds was paid to NFC as part of the purchase price for the Initial Receivables.

          Upon the transfer of the Subsequent Receivables to the Registrant, the Registrant immediately transferred the Subsequent Receivables to the Owner Trustee. In return for the Subsequent Receivables, the Owner Trustee transferred an amount of cash to the Registrant from the pre-funding account equal to the principal balance of the First Subsequent Receivables as of March 1, 2000 and of the Second Subsequent Receivables as of March 13, 2000. The Registrant then transferred that same amount to NFC as the purchase price for the Subsequent Receivables.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits:

          See attached Exhibit Index.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NAVISTAR FINANCIAL RETAIL RECEIVABLES
                                   CORPORATION
                                   (Registrant)


Dated: March 21, 2000              By: /s/ R. Wayne Cain
                                       ----------------------
                                   Name:   R. Wayne Cain
                                   Title:  Vice President and Treasurer
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                                 EXHIBIT INDEX

Exhibit No.      Description

1.1 Underwriting Agreement between the Registrant, NFC and Banc One Capital Markets, Inc., as Representative of the several Underwriters named on Schedule I thereto, dated February 24, 2000

4.1 Indenture between the Owner Trustee and the Indenture Trustee, dated March 9, 2000

4.2 Trust Agreement between the Registrant and the Owner Trustee, dated March 9, 2000

10.1             Purchase Agreement between NFC and the Registrant, dated March
                 9, 2000

10.2 Pooling and Servicing Agreement among the Registrant, NFC and the Owner Trustee, dated March 9, 2000

10.3             Custodian Agreement between NFC and the Registrant, dated
                 March 9, 2000

10.4 Administration Agreement among NFC, the Owner Trustee and the Indenture Trustee, dated March 9, 2000